SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      November 24, 1998 (November 20, 1998)

                              BERGER HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)


          Pennsylvania                 000 - 12362           23-2160077
(State or other jurisdiction      (Commission         (IRS Employer
        of incorporation)             File Number)       Identification No.)

                 805 Pennsylvania Boulevard, Feasterville 19053
                    (Address of Principal Executive Offices)

                                 (215) 355-1200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) On November 20, 1998, the Registrant determined not to renew the engagement of Goldenberg Rosenthal Friedlander LLP ("Goldenberg"), which was previously engaged as the principal accountant to audit the consolidated financial statements of the Registrant and selected KPMG Peat Marwick LLP ("KPMG") as the Registrant's principal independent accountant and replacement for Goldenberg. The Audit Committee of the Registrant's Board of Directors recommended that Goldenberg's engagement not be renewed and that KMPG be engaged to replace Goldenberg, and the Board of Directors approved this recommendation, effective November 20, 1998.

     The reports of Goldenberg on the consolidated financial statements of the Registrant as of and for the years ended December 31, 1997 and December 31, 1996 contained no adverse opinion or disclaimer of opinion, nor were such financial statements qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding the replacement of Goldenberg, there were no disagreements between the Registrant and Goldenberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Goldenberg, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

     None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission occurred with respect to the Registrant within its two most recent fiscal years and the subsequent interim period preceding the replacement of Goldenberg.

     (b) Effective November 20, 1998, the Registrant engaged KPMG as its independent accountants. During the Registrant's two most recent fiscal years and the subsequent interim period preceding the replacement of Goldenberg, the Registrant did not consult KPMG with respect to any of the matters or events set forth in Item 304 (a)(2) of Regulation S-K.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BERGER HOLDINGS, LTD.



Date:  November 24, 1998   By:  /s/ Francis E. Wellock, Jr.
                                ------------------------------------------------
                                    Francis E. Wellock, Jr.
                                    Chief Financial Officer